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[ABC123]
Symetra Life Insurance Company
[777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135]
[Mail to: PO Box 674420 | Houston, TX 77267-4420]
[Phone 1-800-796-3872 | www.symetra.com]
INTERIM VALUE ENDORSEMENT
This endorsement is attached to and becomes part of the Contract. This endorsement is subject to all of the provisions of the Contract, except as otherwise stated herein. If any provisions of the Contract conflict with this endorsement, the provisions of this endorsement will apply.
The effective date of this endorsement is the Contract Date.
Contract Number:[000000000000]
Owner(s):[John Doe]
DEFINITIONS
Interim Value: The Interim Value is the value of the Indexed Account, excluding any Indexed Account Charges, on any Business Day during the Interest Term except the first day and the last day of the Interest Term. We calculate the
Interim Value at the end of each Business Day. The Interim Value may change each Business Day and this change may be either positive, negative or zero. The Interim Value calculation is not directly based on the value of the Index.
OVERVIEW
The Interim Value is calculated by determining the value of a set of hypothetical investments and derivatives, the
Fixed Income Asset Proxy (FIAP) and Derivative Asset Proxy (DAP), that we may or may not own. The FIAP represents a hypothetical set of fixed income assets supporting the Indexed Account and  the DAP represents the hypothetical set of derivatives supporting the index-linked benefits.
The method in which we calculate the Interim Value for Indexed Accounts varies depending upon the Crediting Method of the Indexed Account.
INTERIM VALUE CALCULATION
The Interim Value reflects the sum of the DAP and the FIAP less the assumed trading costs for the hypothetical derivatives.
Listed below are specific descriptions of the Interim Value components and calculation for each main type of Indexed
Account.
Where:
A = Base Value
B = DAP
B0 = Initial DAP
C = FIAP, including the Value of the Buffer Plus Rate, if any, or Fixed Account
C0 = Initial FIAP
D = Interest Term (Years)
E = Trading Costs
G= Fixed Income Asset Proxy Implied Yield
I = Interim Value as of Review Day
K= In the Money (ITM) Digital Call Option
K1 = At the Money (ATM) Digital Call Option
M = At the Money (ATM) Put Option
O = At the Money (ATM) Call Option with Participation Rate
T = Time to End of Interest Term (Years)
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V = Value of Buffer Plus Rate
V0 = Initial Value of Buffer Plus Rate
W = At the Money (ATM) Call Option
 [RSE-0191 2/26]
X = Out of the Money (OTM) Call Option
X1 = Out of the Money (OTM) Call Option (Buffer Plus)
X2 = Further Out of the Money (OTM) Call Option (Buffer Plus)
Y = Out of the Money (OTM) Put Option
Z = Interim Value Percentage
The Interim Value for an Indexed Account using a Buffer with a Cap and 100% Participation Rate is made up of the following components:
•DAP;
oan at-the-money call option;
oan out-of-the-money call option;
oan out-of-the-money put option;
•FIAP; and
•Trading Costs
B = (W - X - Y - E); C = C0 x (1+G)(D-T); Z = (B+C); I = (AxZ)
The Interim Value for an Indexed Account using a 100% Buffer with a Cap and 100% Participation Rate is made up of the following components:
•DAP;
oan at-the-money call option;
oan out-of-the-money call option;
•FIAP; and
•Trading Costs
B = (W - X - E); C = C0 x (1+G)(D-T); Z = (B+C); I = (AxZ)
The Interim Value for an Indexed Account using a Buffer with Participation Rate and no Cap upside is made up of the following components:
•DAP;
oan at-the-money call option;
oan out-of-the-money put option;
•FIAP; and
•Trading Costs
B = (O - Y - E); C = C0 x (1+G)(D-T); Z = (B+C); I = (AxZ)
The Interim Value for an Indexed Account using a Buffer with a Trigger Rate is made up of the following hypothetical option components:
•DAP;
oan at-the-money digital call;
oan out-of-the-money put;
•FIAP; and
•Trading Costs
B = (K1 - Y - E); C = C0 x (1+G)(D-T); Z = (B+C); I = (AxZ)
The Interim Value for an Indexed Account using a Buffer with a Dual Trigger Rate is made up of the following hypothetical option components:
•DAP;
oan in-the-money digital call;
oan out-of-the-money put;
•FIAP; and
•Trading Costs
B = (K - Y - E); C = C0 x (1+G)(D-T); Z = (B+C); I = (AxZ)
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The Interim value for an Indexed Account using a Buffer Plus with a Cap and 100% Participation Rate is made up of the following components:
•DAP;
oan out-of-the-money call;
oanother further out-of-the-money call;
oan at-the-money put;
•FIAP;
oIncluding the Value of Buffer Plus Rate; and
•Trading Costs
B= (X1 - X2 - M - E); C = V + C0 x (1+G)(D-T); Z = (B+C); I = (AxZ)
The Interim Value for an Indexed Account using a Buffer Plus with Participation Rate and no Cap is made up of the following hypothetical option components:
•DAP;
oan out-of-the-money call;
oan at-the-money put;
•FIAP;
oIncluding the Value of Buffer Plus Rate; and
•Trading Costs
B= (X1 - M - E); C = V + C0 x (1+G)(D-T); Z = (B+C); I = (AxZ)
The hypothetical call and put options defined below are used as positive values in the Interim Value calculation.
At-the-money call (AMC): This is an option to buy a position in the Index at the end of the Interest Term with the strike price set to the Index Value at the beginning of the Interest Term and where the value of the AMC option on any Business Day is measured as a percentage of the Index Value at the beginning of the Interest Term.
At-the-money put (AMP): This is an option to sell a position in the Index at the end of the
Interest Term with the strike price set to the Index Value at the beginning of the Interest Term and where the value of the AMP option on any Business Day is measured as a percentage of the Index Value at the beginning of the
Interest Term.
Out-of-the-money call (OMC): This is an option to buy a position in the Index at the end of the Interest Term with the strike price set to the Index Value at the beginning of the Interest Term multiplied by (one plus the Cap, one plus the Buffer Plus
Rate, or one plus the Cap used in the Buffer Plus Crediting Method) and where the value of the OMC option on any
Business Day is measured as a percentage of the Index Value at the beginning of the Interest Term.
Out-of-the-money-put (OMP): This is an option to sell a position in the Index at the end of the Interest Term with the strike price set to the Index Value at the beginning of the Interest Term multiplied by (one minus the Buffer) and where the value of the OMP option is measured on any Business Day as a percentage of the Index Value at the beginning of the Interest Term.
At-the-money-digital call (ADC): This is a digital call option with strike price set to the Index Value at the beginning of the
Interest Term that entitles the buyer to receive a specified, fixed payout (equal to the Trigger Rate) at the end of the Interest
Term, provided that the Index Value at the end of the Interest Term is greater than or equal to the strike price. The value of the ADC is measured on any Business Day as a percentage of the Index Value at the beginning of the Interest Term.
In-the-money-digital call (IDC): This is a digital call option with strike price set to the Index Value at the beginning of the
Interest Term multiplied by (one minus the Buffer) that entitles the buyer to receive a specified, fixed payout (equal to the
Dual Trigger Rate) at the end of the Interest Term, provided that the Index Value at the end of the Interest Term is greater than or equal to the strike price.
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Buffer Plus payout value: This is the discount value of a payoff at maturity equal to the Buffer Plus Rate at the end of the
Interest Term, regardless of the change in the Index Value. This may be determined by using an in-the-money Digital Call option or an instrument providing a payoff at maturity equal to the Buffer Plus Rate.
TERMINATION
This endorsement terminates on the date the Contract terminates.
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[ABC123]
Symetra Life Insurance Company

  [ Margaret Meister ]
                                                                                  [ President ]
[Symetra® is a registered service mark of Symetra Life Insurance Company.]
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